EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of MiMedx Group, Inc. and Subsidiaries on Form S-8 of our report dated March 4, 2014, appearing in the Annual Report on Form 10-K of MiMedx Group, Inc. for the year ended December 31, 2013 filed on March 4, 2014 with the Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Atlanta, Georgia
November 4, 2014